Exhibit 10.10
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE EXCLUDED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***]

FIRST AMENDMENT TO SUBLEASE
THIS FIRST AMENDMENT TO SUBLEASE (this “First Amendment”) is made and entered into by and between MICRON TECHNOLOGY, INC., a Delaware corporation (“Sublessor”), and ZSCALER, INC., a Delaware corporation (“Sublessee”).
RECITALS
This First Amendment is made with respect to the following facts:
A.Sublessor and Sublessee entered into that certain Sublease dated March 26, 2019 (the “Sublease”) for a portion of the premises consisting of approximately 68,962 square feet of space constituting the entirety of the fifth and seventh floors (the “Phase I Premises”), approximately 34,481 square feet of space located on the sixth floor (the “Phase II Premises”), approximately 34,481 square feet of space located on the fourth floor (the “Phase III Premises”), approximately 34,481 square feet of space located on the third floor (the “Phase IV Premises”. The Phase I Premises, Phase II Premises, Phase III Premises, and the Phase IV Premises comprise the “Subleased Premises”.
B.The Commencement Date occurred on October 1, 2019, and the Term is currently scheduled to expire on September 30, 2026.
C.Sublessor and Sublessee now wish to amend the Sublease to extend the Term of the Sublease as more particularly set forth below.
AMENDMENT
NOW THEREFORE, in consideration of the facts set forth in the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Definitions; Recitals. All capitalized terms used but not defined in this First Amendment have the meanings set forth for such terms in the Sublease. The foregoing Recitals are hereby incorporated by reference, as fully set forth herein.
2.Effective Date. The term “First Amendment Effective Date” means the later of the date that Sublessor executes this First Amendment or the date that Sublessee executes this First Amendment, both as indicated on the signature page.
3.Sublease Term. Effective as of the First Amendment Effective Date, the Sublease Term is extended for a period of one (1) month (the “Extension Period”), commencing on October 1, 2026, and expiring on October 31, 2026 (the “Expiration Date”), unless earlier

1

terminated or extended in accordance with the terms of the Sublease, as amended by this First Amendment. Section 3.B. of the Sublease and all references to the Sublease Term and the Expiration Date in the Sublease are hereby amended accordingly.
4.Base Rent. Except as otherwise provided in this Section 4, Sublessee will pay Base Rent during the Extension Period in the amount of $[***], and Additional Rent for the Subleased Premises shall be paid through the Expiration Date in accordance with the current terms of the Sublease.
5.Brokers. Sublessor and Sublessee hereby represent and warrant to each other that they have not dealt with any broker, agent or finder in connection with this First Amendment. Sublessor and Sublessee hereby agree to indemnify and hold the other party harmless from all damages, liabilities and expenses, including reasonable attorney fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due to any broker, agent or finder in connection with this First Amendment as a result of any action or undertaking by the indemnifying party.
6.Entire Agreement. This First Amendment and the Sublease together set forth the entire agreement between the parties with respect to the matters set forth herein and therein. There have been no additional oral or written representations or agreements.
7.Ratification; Conflict. Except as amended by this First Amendment, the Sublease and the terms and provisions contained therein remain unmodified and in full force and effect and the parties ratify and confirm the terms of the Sublease, as amended by this First Amendment. In the event of a conflict between the terms of the Sublease and the terms of this First Amendment, the terms of this First Amendment will control.
8.Sublessee Representations. Sublessee represents and warrants to Sublessor that as of the First Amendment Effective Date: (a) Sublessee has been duly authorized to make and execute this First Amendment, (b) Sublessee is not in default under any of the terms and provisions of the Sublease beyond any applicable notice and cure period, (c) to Sublessee’s knowledge, Sublessor is not in default under any of the terms and provisions of the Sublease beyond any applicable notice and cure period, and (d) to Sublessee’s knowledge, Sublessee has no defense, offset, lien, claims or counterclaim against Sublessor under the Sublease or against the obligations of Sublessee under the Sublease (including, without limitation, any rentals or other charges due or to become due under the Sublease).
9.Sublessor Representations. Sublessor represents and warrants to Sublessee that as of the First Amendment Effective Date: (a) Sublessor has been duly authorized to make and execute this First Amendment, (b) Sublessor is not in default under any of the terms and provisions of the Sublease beyond any applicable notice and cure period, and (c) to Sublessor’s knowledge, Sublessee is not in default under any of the terms and provisions of the Sublease beyond any applicable notice and cure period.
10.Counterparts; Electronic Signatures. This First Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by e-mail or other electronic means (including, without limitation, Adobe Sign, Docusign, and other similar

2

applications), and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

(Signatures on following page)

3

IN WITNESS WHEREOF, Sublessor and Sublessee each caused this First Amendment to be executed and delivered as of the First Amendment Effective Date.
SUBLESSOR:

MICRON TECHNOLOGY, INC.,
a Delaware corporation

By: /s/ Heather Baldwin
Name: Heather Baldwin
Title: CVP, Procurement, Indirect & Real Estate
Date: 07/21/2026

SUBLESSEE:

ZSCALER, INC.,
a Delaware corporation

By: /s/ Kevin Rubin
Name: Kevin Rubin
Title: CFO
Date: July 8, 2026

4